SCHEDULE A

                             (as of June 16, 2017)

                                     FUNDS


                                                                           ANNUAL RATE
                                                                            OF AVERAGE
  Series                                                                 DAILY NET ASSETS     EFFECTIVE DATE
---------------------------------------------------------------------------------------------------------------
  First Trust RiverFront Dynamic Europe ETF                                   0.83%              2/4/2015

  First Trust RiverFront Dynamic Asia Pacific ETF                             0.83%              2/4/2015

  First Trust RiverFront Dynamic Emerging Markets ETF                         0.95%              2/4/2015

  First Trust RiverFront Dynamic Developed International ETF                  0.83%              2/4/2015

  First Trust Horizon Managed Volatility Domestic ETF                         0.70%               8/22/16

  First Trust Horizon Managed Volatility Developed International ETF          0.80%               8/22/16

  First Trust California Municipal High Income ETF                            0.65%               6/16/17
